Exhibit 99.1

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED SALES GROWTH COMPARISONS

(Unaudited)

(In thousands)

Management believes that presentation of adjusted sales growth in the fiscal 2004 and 2003 years, as adjusted to eliminate the effects of acquisitions, divestitures, the effect of the 53rd week in fiscal 2003 and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations. The 53rd week adjustment is made to enhance comparability since fiscal 2003 was a 53 week year, including one week more than a normal fiscal period. The consolidated 2004 sales have also been adjusted to eliminate the lack of service day comparability in the Education sector which resulted from fiscal 2004 starting one week later than a normal fiscal year.

	Twelve Months Ended		% Change
	October 1, 2004	October 3, 2003
ARAMARK Corporation Consolidated Sales (as reported)	$10,192,240	$9,447,815	8%
Estimated Effect of 53rd Week	30,964	(187,467)
Effect of Currency Translation	—	155,582
Effect of Acquisitions and Divestitures	(305,034)	(32,143)

ARAMARK Corporation Consolidated Sales (as adjusted)	$9,918,170	$9,383,787	6%

Food and Support Services—U.S. Sales (as reported)	$6,882,741	$6,545,395	5%
Estimated Effect of 53rd Week	30,964	(140,367)

Food and Support Services—U.S. Sales (as adjusted)	$6,913,705	$6,405,028	8%

Food and Support Services—International—Sales (as reported)	$1,826,975	$1,423,825	28%
Estimated Effect of 53rd Week	—	(17,571)
Effect of Currency Translation	—	155,582

Food and Support Services—International—Sales (as adjusted)	$1,826,975	$1,561,836	17%

ARAMARK Uniform and Career Apparel—Rental—Sales (as reported)	$1,042,544	$1,030,343	1%
Estimated Effect of 53rd Week	—	(19,457)

ARAMARK Uniform and Career Apparel—Rental—Sales (as adjusted)	$1,042,544	$1,010,886	3%

ARAMARK Uniform and Career Apparel—Direct Marketing—Sales (as reported)	$439,980	$448,252	-2%
Estimated Effect of 53rd Week	—	(10,072)

ARAMARK Uniform and Career Apparel—Direct Marketing—Sales (as adjusted)	$439,980	$438,180	0%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME COMPARISONS

(Unaudited)

(In thousands)

Management believes that presentation of adjusted operating income growth in the fiscal 2004 and 2003 years, as adjusted to eliminate the effects of acquisitions, divestitures, the effect of the 53rd week in fiscal 2003, unusual items and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations. The 53rd week adjustment is made to enhance comparability since fiscal 2003 was a 53 week year, including one week more than a normal fiscal period. Fiscal 2004 operating income has also been adjusted to eliminate the lack of service day comparability in the Education sector which resulted from fiscal 2004 starting one week later than a normal fiscal year.

In the fourth quarter of fiscal 2004, ARAMARK recorded a $10.0 million charge related to a management change. The fiscal 2003 fourth quarter includes approximately $32.0 million of business interruption proceeds from the final settlement of the Company’s September 11, 2001 claim. During the fourth quarter of fiscal 2003, ARAMARK reached agreement for the sale of its 15% interest in a previously divested periodicals distribution business to the majority shareholder, and wrote down this investment to the expected recoverable amount. The resulting pre-tax charge of $10.7 million is included in “Other (income) expense.” These items have been excluded from the following comparisons of operating income to enhance comparability due to the size and unusual nature of these items.

	Twelve Months Ended		% Change
	October 1, 2004	October 3, 2003
ARAMARK Corporation Consolidated Operating Income (as reported)	$537,578	$552,022
Add: Change of management charge	10,006	—
Add: Other expense	—	10,700
Less: Insurance proceeds	—	(31,990)

	547,584	530,732	3%
Estimated Effect of 53rd Week	2,743	(12,947)
Effect of Currency Translation	—	7,747
Effect of Acquisitions and Divestitures	(16,565)	(1,095)

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$533,762	$524,437	2%

Food and Support Services—U.S. Operating Income (as reported)	$376,248	$394,253	-5%
Estimated Effect of 53rd Week	2,743	(9,343)
Insurance Proceeds	—	(31,990)

Food and Support Services—U.S. Operating Income (as adjusted)	$378,991	$352,920	7%

Food and Support Services—International—Operating Income (as reported)	$66,239	$60,200	10%
Estimated Effect of 53rd Week	—	(684)
Effect of Currency Translation	—	7,747

	66,239	67,263	-2%
Effect of Acquisitions and Divestitures	(4,165)	244

Food and Support Services—International—Operating Income (as adjusted)	$62,074	$67,507	-8%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED FOURTH QUARTER SALES—DIRECT MARKETING SEGMENT

(Unaudited)

(In thousands)

A comparison of Direct Marketing Segment sales for the fourth quarters of fiscal 2004 and fiscal 2003 (14 week period) is presented to reflect the effect of the additional week in 2003 on the comparison. Management believes this comparison provides useful information to investors.

	Three Months Ended		% Change
	October 1, 2004	October 3, 2003
ARAMARK Uniform and Career Apparel—Direct Marketing—Sales (as reported)	$99,588	$112,842
Estimated Effect of 53rd Week	—	(10,072)

ARAMARK Uniform and Career Apparel—Direct Marketing—Sales (as adjusted)	$99,588	$102,770	-3%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING MARGIN

(Unaudited)

(In thousands)

In the fourth quarter of fiscal 2004, ARAMARK recorded a $10.0 million charge related to a management change. The fiscal 2003 fourth quarter includes approximately $32.0 million of business interruption proceeds from the final settlement of the Company’s September 11, 2001 claim. During the fourth quarter of fiscal 2003, ARAMARK reached agreement for the sale of its 15% interest in a previously divested periodicals distribution business to the majority shareholder, and wrote down this investment to the expected recoverable amount. The resulting pre-tax charge of $10.7 million is included in “Other (income) expense.” The table below is presented to illustrate the effect of these unusual items on operating margin which we define as operating income expressed as a percentage of sales.

	Fiscal Year Ended
	October 1, 2004	October 3, 2003
ARAMARK Corporation Consolidated Sales, as reported	$10,192,240	$9,447,815

Operating income, as reported	$537,578	$552,022
Add: Change of management charge	10,006	—
Add: Other expense	—	10,700
Less: Insurance proceeds	—	(31,990)

Operating income, as adjusted	$547,584	$530,732

Operating margin, as adjusted	5.4%	5.6%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

OPERATING RESULTS EXCLUDING UNUSUAL ITEMS

(Unaudited)

(In thousands, except per share amounts)

In the fourth quarter of fiscal 2004, ARAMARK recorded a $10.0 million charge ($6.1 million net of tax) related to a management change.

In the third quarter of fiscal 2003, ARAMARK completed a tender offer to purchase approximately $94.3 million of its 6.75% Guaranteed Notes due August 1, 2004, and retired a $45 million term loan due March 2005. These two transactions resulted in an extinguishment charge of $7.7 million ($4.7 million net of tax). Additionally, in the third quarter of fiscal 2003, ARAMARK reduced the provision for income taxes, based on the settlement of certain open tax years, by approximately $8.4 million. The fiscal 2003 fourth quarter includes approximately $32.0 million ($19.7 million net of tax) of business interruption proceeds from the final settlement of the Company’s September 11, 2001 claim. During the fourth quarter of fiscal 2003, ARAMARK reached agreement for the sale of its 15% interest in a previously divested periodicals distribution business to the majority shareholder, and wrote down this investment to the expected recoverable amount. The resulting pre-tax charge of $10.7 million ($6.6 million net of tax) is included in “Other (income) expense.” These items have been excluded from the following comparisons of income from continuing operations and earnings per share to enhance comparability due to the size and unusual nature of these items.

	Fiscal Year Ended
	October 1, 2004	October 3, 2003
Income from continuing operations (as reported)	$263,104	$265,368
Add: Change of management charge	6,146	—
Add: Debt extinguishment charge	—	4,687
Less: Tax provision adjustment	—	(8,439)
Add: Other expense	—	6,583
Less: Insurance proceeds	—	(19,683)

Income from continuing operations (as adjusted)	$269,250	$248,516

Earnings Per Share—Diluted (as reported)	$1.36	$1.34
Add: Change of management charge	0.03	—
Add: Debt extinguishment charge	—	0.02
Less: Tax provision adjustment	—	(0.04)
Add: Other expense	—	0.03
Less: Insurance proceeds	—	(0.10)

Earnings Per Share—Diluted (as adjusted)	$1.39	$1.26

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(In thousands)

Management believes that presentation of organic sales, as adjusted to eliminate the effect of acquisitions, divestitures, the 53rd week and the impact of currency translation, provides useful information to investors because it enables them to assess the performance of Company operations that were subject to the stewardship of Company management during the entirety of the comparative financial periods, other than the 53rd week in fiscal 2003; the elimination of the 53rd week enhances comparability because it results in the comparative periods having an equal length. Moreover, the further exclusion of the impact of currency translation enables investors to compare management’s performance without the impact of currency fluctuations.

Management believes that the adjustment of operating income to eliminate the impact of insurance proceeds and other (income) expense is useful to investors because it enables them to assess the Company’s operating income from core operations, exclusive of isolated events. In addition, a further adjustment of operating income to eliminate the impact of currency translation, acquisitions, divestitures and the 53rd week should be useful to investors because it enables them to better assess the performance of the Company’s operations that were under the stewardship of Company management during the entirety of the comparative periods other than the 53rd week in fiscal 2003 (as noted above, the elimination of the 53rd week enhances comparability because it results in the comparative periods having an equal length), without regard to currency fluctuations.

	Fiscal Year Ended		% Change
	October 3, 2003	September 27, 2002
ARAMARK Corporation Consolidated Sales (as reported)	$9,447,815	$8,356,007	13%
Add: Impact of Currency Translation	—	129,759
Less: Effect of Acquisitions, Divestitures and the 53rd Week	(840,992)	(94,295)

ARAMARK Corporation Consolidated Sales (as adjusted)	$8,606,823	$8,391,471	3%

ARAMARK Corporation Consolidated Operating Income (as reported)	$552,022	$529,581	4%
Less: Insurance Proceeds	(31,990)	—
Less: Other (income) expense	10,700	(43,695)

ARAMARK Corporation Operating Income, excluding Other Income and insurance proceeds	530,732	485,886	9%

Add: Impact of Currency Translation	—	5,307
Less: Effect of Acquisitions, Divestitures and the 53rd Week	(37,587)	(7,441)

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$493,145	$483,752	2%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

The fiscal 2003 fourth quarter includes approximately $32 million of business interruption proceeds from the final settlement of the Company’s September 11, 2001 claim. During the fourth quarter of fiscal 2003, ARAMARK reached agreement for the sale of its 15% interest in a previously divested periodicals distribution business to the majority shareholder, and wrote down this investment to the expected recoverable amount. The resulting pre-tax charge of $10.7 million is included in “Other (income) expense.” In the third quarter of fiscal 2003, ARAMARK completed a tender offer to purchase approximately $94.3 million of its 6.75% Guaranteed Notes due August 1, 2004, for approximately $102 million, including accrued interest, and retired a $45 million term loan due March 2005. These two transactions resulted in a pre-tax extinguishment charge of $7.7 million which is included in “Interest and other financing costs, net”. Additionally, in the third quarter of fiscal 2003, ARAMARK reduced the provision for income taxes based upon the settlement of open tax years, by approximately $8.4 million. During fiscal 2002, ARAMARK sold its ownership interests in the Boston Red Sox and a related entity, resulting in a pre-tax gain of $37.9 million, and recorded a pre-tax gain of $5.8 million, resulting principally from the sale of a residual interest in a previously divested business. These items totaling $43.7 million are included in “Other (income) expense.” The Company believes that income from continuing operations in fiscal 2003 and 2002, adjusted to reflect the exclusion of these items, is useful to investors because it will enable them to focus on management’s performance regarding the Company’s core operations during the relevant fiscal periods by eliminating items not directly related to those operations.

	Fiscal Year Ended
	October 3, 2003	September 27, 2002
Income from continuing operations (as reported)	$265,368	$251,320
Add: Other expense (net of tax)	6,583	—
Less: Other income (net of tax)	—	(30,803)
Less: Insurance proceeds (net of tax)	(19,683)	—
Add: Debt extinguishment (net of tax)	4,687	—
Less: Tax provision adjustment	(8,439)	—

Income from continuing operations (as adjusted)	$248,516	$220,517

Weighted average diluted shares outstanding	197,505	200,924

Diluted Earnings Per Share—
Income from continuing operations—As reported	$1.34	$1.25

Income from continuing operations—As adjusted	$1.26	$1.10

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(In thousands)

The fiscal 2003 fourth quarter includes approximately $32 million of business interruption proceeds from the final settlement of the Company’s September 11, 2001 claim. During the fourth quarter of fiscal 2003, ARAMARK reached agreement for the sale of its 15% interest in a previously divested periodicals distribution business to the majority shareholder, and wrote down this investment to the expected recoverable amount. The resulting pre-tax charge of $10.7 million is included in “Other (income) expense.” During fiscal 2002, ARAMARK sold its ownership interests in the Boston Red Sox and a related entity, resulting in a pre-tax gain of $37.9 million, and recorded a pre-tax gain of $5.8 million, resulting principally from the sale of a residual interest in a previously divested business. These items totaling $43.7 million are included in “Other (income) expense.” Management believes that operating income and operating margins in fiscal 2003 and 2002, excluding other income and insurance proceeds, are useful measures for investors because they reflect management’s stewardship of the Company’s operations without giving effect to insurance proceeds and other income, events that do not relate directly to day-to-day operations.

	Fiscal Year Ended
	October 3, 2003	September 27, 2002
ARAMARK Corporation Consolidated Sales, as reported	$9,447,815	$8,356,007

Operating income, as reported	$552,022	$529,581
Insurance proceeds	(31,990)	—
Other (income) expense	10,700	(43,695)

Operating income, excluding Other Income and insurance proceeds	$530,732	$485,886

Operating margin, excluding Other Income and insurance proceeds	5.6%	5.8%

Management believes that Food and Support Services-International sales and operating income for fiscal 2003 and 2002, adjusted to exclude the impact of currency translation, provides useful information to investors because it enables them to compare management’s performance in operating this segment without the impact of currency fluctuations.

	Fiscal Year Ended		% Change
	October 3, 2003	September 27, 2002
Food and Support Services—International—Sales (as reported)	$1,423,825	$1,200,806	19%
Add: Impact of Currency Translation	—	129,759

Food and Support Services—International—Sales (as adjusted)	$1,423,825	$1,330,565	7%

Food and Support Services—International—Operating Income (as reported)	$60,200	$46,261	30%
Add: Impact of Currency Translation	—	5,307

Food and Support Services—International—Operating Income (as adjusted)	$60,200	$51,568	17%